UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

Deerfield Triarc Capital Corp.
(Exact Name of Registrant as Specified in its Charter)

MD	001-32551	20-2008622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 North River Road
Rosemont, IL	60018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 380-1600

8700 West Bryn Mawr, Chicago, Illinois 60631
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On August 2, 2006, Deerfield Triarc Capital LLC (“DTC LLC”), a wholly-owned subsidiary of Deerfield Triarc Capital Corp. (the “Company”), completed the issuance and sale in a private placement of $25,000,000 in aggregate principal amount of trust preferred securities (the “Trust Preferred Securities”) issued by DTC LLC’s wholly-owned subsidiary, Deerfield Triarc Capital Trust II (the “Trust”). The Trust Preferred Securities mature on October 30, 2036 and may be called by the Company at par any time after October 30, 2011. The Trust Preferred Securities require quarterly distributions of interest by the Trust to the holders of the Trust Preferred Securities. Distributions will be payable quarterly at a floating interest rate equal to the London Interbank Offered Rate (“LIBOR”) plus 225 basis points per annum through October 30, 2036. The Trust simultaneously issued 774 shares of the Trust’s common securities (the “Common Securities”) to DTC LLC for a purchase price of $774,000, which constitutes all of the issued and outstanding common securities of the Trust.

          The Trust used the proceeds from the sale of the Trust Preferred Securities together with the proceeds from the sale of the Common Securities to purchase $25,774,000 in aggregate principal amount of unsecured junior subordinated notes due October 30, 2036 issued by DTC LLC (the “Junior Subordinated Notes”). The net proceeds to DTC LLC from the sale of the Junior Subordinated Notes to the Trust will be used for general corporate purposes, including investments consistent with our stated investment strategy.

          The Junior Subordinated Notes were issued pursuant to a Junior Subordinated Indenture, dated August 2, 2006 (the “Indenture”), between DTC LLC and JPMorgan Chase Bank, National Association, as trustee. The terms of the Junior Subordinated Notes are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Notes paid by DTC LLC will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities. The Indenture permits DTC LLC to redeem the Junior Subordinated Notes (and thus a like amount of the Trust Preferred Securities) on or after October 30, 2011. If DTC LLC redeems any amount of the Junior Subordinated Notes, the Trust must redeem a like amount of the Trust Preferred Securities.

          The terms of the Trust Preferred Securities are governed by an Amended and Restated Trust Agreement, dated August 2, 2006 (the “Trust Agreement”), among DTC LLC, as depositor, JPMorgan Chase Bank, National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee and the Administrative Trustees named therein. Under the terms of the Trust Agreement, an event of default generally occurs upon:

•	non-payment of interest on the Junior Subordinated Notes when it becomes due and payable, and continuance of the default for a period of 30 days;

•	non-payment of the principal of, or any premium on, the Junior Subordinated Notes at their maturity;

•	DTC LLC’s failure to comply with its covenants or certain other provisions of the Indenture, which failure continues for a period of 30 days after DTC LLC receives notice of such failure;

•	a breach of a representation or warranty by DTC LLC or the Company in the purchase agreement relating to the initial sale of the Trust Preferred Securities;

•	non-payment of any distribution on the Trust Preferred Securities when it becomes due and payable, and continuance of the default for a period of 30 days;

•	non-payment of the redemption price of any Trust Preferred Security when it becomes due and payable;

•

the trustees’ failure to comply in any material respect with any covenants or certain other provisions of the Trust Agreement, which failure continues for a period of 30 days after the trustees and DTC LLC receive notice of such failure; provided, that, DTC LLC is not utilizing reasonable efforts to replace the defaulting trustee; or

•	bankruptcy or liquidation of DTC LLC, the Trust, or, if a successor has not been appointed within 90 days thereof, the property trustee.

          In connection with the offering of Trust Preferred Securities, the Company entered into a Parent Guarantee Agreement with JPMorgan Chase Bank, National Association, as guarantee trustee, dated August 2, 2006 (the “Parent Guarantee Agreement”), for the purpose of guaranteeing the payment, after the expiration of any grace or cure period, of any amounts to be paid by DTC LLC under the terms of the Indenture. The obligations of the Company under the Parent Guarantee Agreement constitute unsecured obligations of the Company and rank subordinate and junior to all senior debt of the Company. The Parent Guarantee Agreement will terminate upon the full payment of the redemption price for the Trust Preferred Securities or full payment of the Junior Subordinated Notes upon liquidation of the Trust.

          The offering of the Trust Preferred Securities was conducted pursuant to a Purchase Agreement, dated August 2, 2006, among DTC LLC, the Company, the Trust and Bear, Stearns & Co. Inc. (the “Purchase Agreement”). The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Trust Agreement, the Parent Guarantee Agreement and the Purchase Agreement. Copies of the Indenture, the Trust Agreement, the Parent Guarantee Agreement and the Purchase Agreement are attached hereto as Exhibits 4.1, 4.2, 10.1, and 10.2 respectively, and incorporated herein by reference.

          On August 2, 2006, the Company further entered into a letter agreement with Taberna Securities, LLC (“TS”) and Bear, Stearns & Co. Inc. providing for the issuance and sale of up to an additional $45,000,000 in aggregate amount of trust preferred securities (the “Additional Trust Preferred Securities”) to be issued by a subsidiary of DTC LLC other than the Trust. The Company may require TS to cause the purchase of the Additional Trust Preferred Securities prior to October 31, 2006 in no more than two separate transactions of at least $15,000,000 in principal amount each. TS’s obligation to purchase the Additional Trust Preferred Securities is subject to a customary material adverse event condition. The Additional Trust Preferred Securities will have the same interest rate, maturity, guarantee and other terms as the Trust Preferred Securities. The Company is not obligated to cause the issuance of the Additional Trust Preferred Securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

          On August 3, 2006, the Company issued a press release announcing completion of the offering of Trust Preferred Securities. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

          (c) Exhibits. Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3 are being filed and Exhibit 99.1 is being furnished herewith this Current Report on Form 8-K.

          4.1 Junior Subordinated Indenture between Deerfield Triarc Capital LLC and JPMorgan Chase Bank, National Association, as trustee, dated August 2, 2006.

          4.2 Amended and Restated Trust Agreement among Deerfield Triarc Capital LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and the Administrative Trustees named therein, dated August 2, 2006.

          10.1 Parent Guarantee Agreement between Deerfield Triarc Capital Corp. and JPMorgan Chase Bank, National Association, as guarantee trustee, dated August 2, 2006.

          10.2 Purchase Agreement among Deerfield Triarc Capital LLC, Deerfield Triarc Capital Corp., Deerfield Triarc Capital Trust I and Bear, Stearns & Co. Inc., dated August 2, 2006.

          10.3 Letter Agreement among the Company, Taberna Securities, LLC and Bear, Stearns & Co. Inc., dated August 2, 2006.

          99.1 Press Release announcing completion of $25 million offering of trust preferred securities, dated August 3, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deerfield Triarc Capital Corp.
(Registrant)

Date: August 7, 2006	By:	/s/ Frederick L. White

Secretary

EXHIBIT INDEX

Ex. 4.1      Junior Subordinated Indenture

Ex. 4.2      Amended and Restated Trust Agreement

Ex. 10.1    Parent Guarantee Agreement

Ex. 10.2    Purchase Agreement

Ex. 10.3    Letter Agreement

Ex. 99.1    Press Release